EXHIBIT 10.1

AMENDMENT NO. 4 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated April 25, 2011, is by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (“Urban”), and certain of its subsidiaries party hereto (together with Urban, individually and collectively, the “Borrowers”); the Lenders party to the Credit Agreement defined below, and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated September 23, 2004, by and among the Borrowers, the Lenders referred to therein, and the Administrative Agent, as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 18, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Extension of Amended and Restated Credit Agreement, dated November 27, 2007, (iv) that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated December 10, 2007, (v) that certain Amendment No. 3, Consent and Waiver to Amended and Restated Credit Agreement dated as of September 21, 2009, (vi) that certain letter agreement dated December 1, 2010 and (vii) that certain letter agreement dated March 9, 2011 (as so amended and as may be further amended, restated or modified from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to provide for a revolving line of credit in the maximum principal amount of Sixty Million Dollars ($60,000,000) (which was increased to Eighty Million Dollars ($80,000,000) under the terms of Section 2.5(b) of the Credit Agreement on May 27, 2010 pursuant to a Fifth Amended and Restated Note by Borrowers in favor of Wells Fargo, N.A. in the maximum principal amount of $80,000,000 dated May 27, 2010 and a Letter Agreement Concerning Amended and Restated Note dated May 27, 2010 among Wells Fargo, N.A., Borrowers and Guarantors) to fund working capital (including capital expenditures), to support the issuance of documentary and standby Letters of Credit, and to finance the general corporate purposes of the Borrowers, and (ii) provide for the ability to increase the Commitment Amount up to the maximum principal amount of One Hundred Million Dollars ($100,000,000).

B. Borrowers have requested to amend the Credit Agreement to, inter alia: (i) provide for the ability to increase the Commitment Amount up to the maximum principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000); (ii) extend the term of the Credit Agreement for three years; and (iii) make certain other amendments, as set forth herein.

C. The Lenders and the Administrative Agent have agreed to the foregoing modifications as more particularly described herein and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and defined herein have the respective meanings ascribed thereto in the Credit Agreement. All references in the Credit Agreement to “Wachovia” shall be replaced with references to “Wells Fargo” (as defined below).

(b) Additional Definitions. The following additional definitions are added to Section 1.1 of the Credit Agreement to read in their entireties as follows:

“Fourth Amendment” means that certain Amendment No. 4 to Amended and Restated Credit Agreement, by and among Borrowers, Lenders, and Administrative Agent, dated April 25, 2011.

“Fourth Amendment Documents” means, collectively, the Fourth Amendment and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor, or their counsel in connection with the Fourth Amendment or otherwise referred to therein or contemplated thereby, all as they may be amended, restated or otherwise modified.

“Fourth Amendment Effective Date” means the date on which the conditions set forth in Section 5 of the Fourth Amendment have been satisfied.

“Japanese Yen” means the lawful currency of Japan.

“Wells Fargo” means Wells Fargo Bank, National Association.

(c) Amended Definitions. The following definitions are amended and restated to read in their entireties as follows:

“Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. As of the Fourth Amendment Effective Date, the Aggregate Commitment shall be Eighty Million Dollars ($80,000,000), as such amount may be increased in accordance with Section 2.5(b) hereof.

“Alternate Currency” means as of the date hereof Pounds Sterling, Japanese Yen, Hong Kong Dollars, Bermuda Dollars, and the euro and hereafter means such currencies or such other lawful currency other than Dollars that is freely transferable and convertible into Dollars as each Lender and Administrative Agent may mutually agree and from time to time designate as an Alternate Currency, each such Alternate Currency specified herein or hereafter designated to remain in effect as such until notice is given by any Lender or Administrative Agent that such currency is no longer available as an Alternate Currency.

“Alternate Currency Sublimit” means the Dollar Equivalent of the portion of the Aggregate Commitment up to which Lenders have agreed to make Alternate Currency Loans and/or issue Alternate Currency

Letters of Credit (subject to the L/C Commitment), being Twenty-Five Million Dollars ($25,000,000).

“Applicable Margin” means with respect to the Loans (i) on the Fourth Amendment Effective Date and through the date of delivery of the completed Officer’s Compliance Certificate for the fiscal quarter ending January 31, 2011, the percentages set forth for Level III in the chart below and (ii) for each fiscal quarter ending after January 31, 2011, the percentages determined by reference to the Adjusted Debt to EBITDAR Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer’s Compliance Certificate as follows:

Level	Adjusted Debt to EBITDAR Ratio	Applicable Base Rate Margin	Applicable LIBO Market Rate Index Margin	Applicable LIBOR and Eurocurrency Margin
I	>3.50	0%	1.60%	1.50%
II	>2.75 and ≤3.50	0%	1.10%	1.00%
III	<2.75	0%	0.60%	0.50%

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrowers and the accompanying Officer’s Compliance Certificate setting forth the Adjusted Debt to EBITDAR Ratio of the Borrower as of the most recent fiscal quarter end. Notwithstanding the remedies available to Lenders under Section 4.1(c) hereof, in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.1 and 7.2 hereof, the Applicable Margin shall be the percentage set forth in Level I in the above chart until the delivery of such financial statements and certificate which indicate that an adjustment is available; provided; that if the Borrowers incorrectly report or calculate the Adjusted Debt to EBITDAR Ratio, the Agent, in its sole discretion, may charge interest retroactively based on the Applicable Margin that should have been in effect for such period that the Adjusted Debt to EBITDAR Ratio was incorrectly reported or calculated. The foregoing shall not limit any rights of the Lenders to receipt of the default rate set forth in Section 4.1(c), if applicable.

“L/C Commitment” means: (a) in the case of documentary Letters of Credit, the Aggregate Commitment, and (b) in the case of standby Letters of Credit, the lesser of (i) the Aggregate Commitment and (ii) Ten Million Dollars ($10,000,000).

“Loan Documents” means, collectively, this Agreement, the Note, the Guaranty Agreement, the Applications, the Letters of Credit and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified, including, without limitation, the First Amendment

Documents, the Second Amendment Documents, the Third Amendment Documents and the Fourth Amendment Documents.

“Non-U.S. Sublimit” means, without duplication, the maximum aggregate amount which may be outstanding at any time for: (i) Loans borrowed by or on behalf of any Non-U.S. Borrower or Subsidiary thereof; (ii) intercompany loans to any Non-U.S. Borrower or Subsidiary (other than the Restricted Subsidiaries) thereof permitted under Section 10.4(d) hereof; and (iii) L/C Obligations for Letters of Credit issued for the account of any Non-U.S. Borrower or Subsidiary thereof, being Twenty-Five Million Dollars ($25,000,000) on the date hereof.

“Restricted Subsidiary” means, collectively, Terrain East LLC, Terrain Farm LLC, Terrain LLC, Terrain Merchandising LLC, J. Franklin Styer Nurseries, Inc., O.U. Real Estate Holding I LLC, O.U. Real Estate Holding II LLC, UOCG, Inc., UO Third, Inc., Leifdottir.com LLC, Leifdottir LLC, BHLDN.com LLC, BHLDN LLC, U.O.D. Secondary, Inc., Urban Outfitters Canada, Inc., UO Nertherlands Holding BV, UO Netherlands BV, Urban Outfitters Ireland Limited, Urban Outfitters Belgium BVBA, Urban Outfitters Germany GmbH, Urban Outfitters I Sverige AB, Urban Outfitters Denmark, Urban Outfitters UK Limited, Anthropologie UK Limited and such other Subsidiaries as to which Urban and the Administrative Agent may from time to time agree.

2. Amendments to Credit Agreement and Replacements of Schedules to Credit Agreement.

(a) Replacement and Deletion of Schedules. Schedules 1-3 and 6.1(a)-10.4(b) to the Credit Agreement are hereby amended and restated in their entireties as set forth on Schedules 1-3 and 6.1(a)-10.4(b), respectively, to this Fourth Amendment. All references in the Loan Agreement to Schedules 1-3 and 6.1(a)-10.4(b) shall be deemed to be references to the Schedules 1-3 and 6.1(a)-10.4(b) attached to this Fourth Amendment. In addition, Schedule 4, Schedule 5 and Schedule 10.13 are hereby deleted from the Credit Agreement.

(b) Modification of Section 2.5(b) of the Credit Agreement. Section 2.5(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 2.5(b) Increases. So long as no Default or Event of Default has occurred and is continuing hereunder, the Borrowers shall have the right at any time and from time to time, upon at least thirty (30) days prior written notice to the Administrative Agent, to increase the Aggregate Commitment, in one tranche by an aggregate principal amount not to exceed Ninety-Five Million Dollars ($95,000,000). Each such increase permitted pursuant to this Section 2.5(b) shall be conditioned upon Borrowers’ compliance, as of the effective date of any such increase, with the requirements of Section 5.2(b),(c),(d),(e) and (f) hereto, as required by the Administrative Agent, which requirements may include without limitation, the execution and delivery of an amendment agreement in form and substance satisfactory to the Required Lenders, the delivery of replacement or additional promissory notes, confirmations of Guaranty Agreements, opinions of counsel and lien searches.”

(c) Modification of Section 2.6 of the Credit Agreement. Section 2.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 2.6. Termination of the Aggregate Commitment. The Aggregate Commitment shall terminate on the earliest of: (a) March 30, 2014; (b) the date of termination by the Borrowers pursuant to Section 2.5(a) hereof; and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a) hereof; provided, however, that Urban may submit to the Administrative Agent a Termination Date Extension Request (which shall be submitted without limitation with the annual business plan and financial projections required to be delivered under Section 7.1(d) hereof, pursuant to which each Lender, at its sole discretion, may agree to extend the Termination Date of its respective Commitment set forth in subsection (a) of this Section 2.6 by an additional three hundred sixty-four (364) day term.”

(d) Modification of Section 3.6(a) of the Credit Agreement. Section 3.6(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Lender and the L/C Participants on a pro rata basis (i) fees with respect to documentary Letters of Credit as set forth on the schedule to the letter dated February 1, 2011 from Issuing Lender to Urban, and (ii) a letter of credit fee with respect to each standby Letter of Credit in an amount equal to the Applicable Margin for a LIBOR Rate Loan or Eurocurrency Loan, as the case may be, as of the date of the calculation of the fee on a per annum basis multiplied by the face amount of each standby Letter of Credit as then in effect. Each such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.”

(e) Modification of Section 9.1 of the Credit Agreement. Section 9.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 9.1 Fixed Charge Coverage Ratio. As of any fiscal quarter end on or after July 31, 2011, permit the Fixed Charge Coverage Ratio of Urban and its Consolidated Subsidiaries to be less than 1.3 to 1.0.”

(f) Modification of Section 10.1(e) of the Credit Agreement. Section 10.1(e) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth below:

“(e). purchase money Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases in an aggregate principal amount not to exceed $10,000,000 outstanding on any date of determination.”

(g) Modification of Section 10.1(h) of the Credit Agreement. Section 10.1(h) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth below:

“(h). so long as: (i) no Event of Default has occurred and is continuing or would result therefrom; (ii) Borrowers and their Subsidiaries are in pro forma compliance with the covenants in Sections 9.1 and 9.2 hereof both before and after giving effect to such Debt; (iii) such Debt is not senior in right of payment to the payment of the Debt arising under this Agreement and the other Loans; (iv) such Debt has a maturity date later than the date set forth in Section 2.6(a) hereof, as it may be extended from time to time; and (v) Borrowers have provided Agent with evidence of proforma compliance of an Adjusted Debt to EBITDAR Ratio of Urban and its Consolidated Subsidiaries of no more than 3.50 to 1.0 both before and after giving effect to such Debt, unsecured Debt of Borrowers and their Subsidiaries at any time outstanding.”

(h) Modification of Section 10.4(c) of the Credit Agreement. Section 10.4(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c). Investments by any Borrower or any Subsidiary (other than a Restricted Subsidiary) in the form of acquisitions of all or substantially all of the business or a line of business (whether by merger (so long as a Borrower and Subsidiary is the surviving entity), the acquisition of capital stock, assets or any combination thereof) of any other Person; provided that the aggregate purchase price paid or payable in connection with all such acquisitions does not exceed $500,000,000 from the Fourth Amendment Effective Date to the date set forth in Section 2.6(a) hereof;”

(i) Modification of Section 10.12 of the Credit Agreement. Section 10.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“10.12. Restrictive Agreements. Enter into any agreement which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties, other than a negative pledge on assets or properties securing Debt incurred pursuant to such agreement.”

(j) Modification of Section 10.13 of the Credit Agreement. Section 10.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 10.13. Capital Expenditures. Make Capital Expenditure Payments, for the Borrowers and all Subsidiaries, collectively, in any Fiscal Year in the left column below in an aggregate amount exceeding the amount in the corresponding right column below:

Fiscal Year	Maximum Aggregate Amount of Capital Expenditure Payments
Ending January 31, 2012	$235,000,000
Ending January 31, 2013	$275,000,000
Ending January 31, 2014	$360,000,000

provided that no such Capital Expenditure Payment shall be made by, on behalf of, or for the benefit of, any Restricted Subsidiary.”

(k) Modification of Section 13.1(b) of the Credit Agreement. Section 13.1(b) of the Credit Agreement is hereby amended to revise the address for notices to Wells Fargo as set for the below:

Wells Fargo Bank, N.A.

123 South Broad Street

17th Floor (Y1379-171)

Philadelphia, PA 19109

Attention: Stephen Dorosh

Telephone 302-765-5525

Telecopy 302-765-5518

(l) Modification of Section 13.9 of the Credit Agreement. Section 13.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 13.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation all computations utilized by any Borrower or any Subsidiary to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers’ certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, the Administrative Agent and the Borrower shall work in good faith to reach agreement on adjusted covenants and calculation methodologies; provided that such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants, test levels and other terms and conditions of this Agreement.”

3. Representations and Warranties. Each Borrower hereby represents and warrants to Lenders, as to themselves and their Subsidiaries, as follows:

(a) Representations. As of the Fourth Amendment Effective Date and after giving effect thereto, the Borrowers represent and warrant as follows: (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; (ii) there is no Event of Default or Default under the Credit Agreement, as amended hereby, which has not been cured or waived; and (iii) no Material Adverse Effect has occurred or is continuing.

(b) Power and Authority. Each Borrower has the power and authority under the laws of its jurisdiction of formation and under its respective formation documents to enter into and perform this Fourth Amendment and the other documents and agreements required hereunder (collectively, the “Fourth Amendment Documents”); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Fourth Amendment Documents have been taken;

and each of the Fourth Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms.

(c) No Violations of Law or Agreements. The execution and performance of the Fourth Amendment Documents by Borrowers and Guarantors party thereto will not: (i) violate any provisions of any law or regulation, federal, state, local, or foreign, or any formation document of any Borrower or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

4. Conditions to Effectiveness of Amendment. This Fourth Amendment shall be effective upon the date of Administrative Agent’s receipt of the following documents, each in form and substance reasonably satisfactory to Administrative Agent:

(a) Fourth Amendment. This Fourth Amendment duly executed and delivered by each of the Borrowers, the Lenders, and the Administrative Agent.

(b) Amended Disclosure Schedules to Credit Agreement. The amended disclosure schedules to Credit Agreement, attached hereto as Schedules 1-10.4(b), respectively.

(c) Acknowledgement of Guarantors. The Acknowledgement of Guarantors, duly executed and delivered by each of the Guarantors, in the form attached hereto as Exhibit I.

(d) Financial Condition and Officer Compliance Certificate. Financial Condition and Officer Compliance Certificate executed and delivered by an authorized officer of Urban, in substantially the form attached hereto as Exhibit II.

(e) Other Documents. Such additional documents as Administrative Agent may reasonably request.

(f) Payment of the Administrative Agent’s Legal and Other Fees. Payment to the Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Fourth Amendment.

5. Condition Subsequent. Within 15 days after the effectiveness of this Fourth Amendment, Borrowers shall deliver to Administrative Agent the following documents, each in form and substance reasonably satisfactory to Administrative Agent: a Secretary’s Certificate for each of the Borrowers and for each Guarantor formed in a jurisdiction within the United States (each a “Domestic Guarantor”), including and/or attaching, as the case may be: (i) a certification of the incumbency for such Borrower or such Domestic Guarantor; (ii) the formation documents of such Borrower or such Domestic Guarantor (including, without limitation, articles of incorporation, by-laws, operating agreement, and other similar organizational documents, as the case may be; or including a statement that such documents have not changed since they were last delivered to Administrative Agent, (iii) resolutions of the Board of Directors (or equivalent governing body) of such Borrower or such Domestic Guarantor, approving the Fourth Amendment and the transactions contemplated thereby; and (iv) a certificate of good standing or subsistence, as the case may be, issued by the Secretary of State or equivalent governing body of such Borrower’s or such Domestic Guarantor’s jurisdiction or country of incorporation or organization, as the case may be, and dated as of a recent date acceptable to the Agent in its sole discretion.

6. Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Fourth Amendment; and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect, as amended hereby.

7. Miscellaneous.

(a) Borrowers agree to pay Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent and its counsel in connection with the due diligence review, the preparation, execution and delivery of this Fourth Amendment, and the future administration by the Administrative Agent of this Fourth Amendment and the transactions contemplated hereby.

(b) This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

(c) This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(d) Entirety. This Fourth Amendment, together with the other Fourth Amendment Documents, the Credit Agreement, and the other Loan Documents, represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating to the Fourth Amendment Documents, the other Loan Documents or the transactions contemplated herein or therein.

(e) No Waiver. Except as expressly set forth herein, the execution, delivery and performance of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, any Issuing Lender, or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 4 to Amended and Restated Credit Agreement the day and year first above written.

Borrowers:

[CORPORATE SEAL]	URBAN OUTFITTERS, INC.

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Chief Financial Officer

[CORPORATE SEAL]	UO FENWICK, INC.

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Chief Financial Officer

[CORPORATE SEAL]	UO MERCHANDISE, INC.

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Chief Financial Officer

[CORPORATE SEAL]	HK SOURCING LIMITED

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Director

[CORPORATE SEAL]	URBN UK LIMITED f/k/a URBAN OUTFITTERS UK LIMITED

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Director

	By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Director

Signature Page to Amendment No. 4

[CORPORATE SEAL]	URBAN OUTFITTERS IRELAND LIMITED

	By:	/s/ Eric F. Artz
Name: Eric F. Artz
Title: Director

	By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Director

Lender:

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as a Lender, Issuing Lender and as Administrative Agent

By:	/s/ Stephen T. Dorosh
Name: Stephen T. Dorosh
Title: Vice President

Signature Page to Amendment No. 4

SCHEDULE 1

Subsidiaries that are Borrowers

UO Fenwick, Inc., a Delaware corporation;

UO Merchandise, Inc., a Pennsylvania corporation;

URBN UK Limited (f/k/a Urban Outfitters UK Limited), a corporation formed under the laws of England and Wales;

Urban Outfitters Ireland Limited, a corporation formed under the laws of the Republic of Ireland; and

HK Sourcing Limited, a limited liability company incorporated in Hong Kong

SCHEDULE 2

Lenders and Commitments

Lender	Commitment

Wells Fargo Bank, N.A. 123 South Broad Street 17th Floor (Y1379-171) Philadelphia, PA 19109 Attention: Stephen Dorosh Telephone 302-765-5525 Telecopy 302-765-5518	$80,000,000

SCHEDULE 3

Subsidiaries that are Guarantors

Anthropologie, Inc., a Pennsylvania corporation;

Urban Outfitters Wholesale, Inc., a Pennsylvania corporation;

U.O.D. Secondary, Inc., a Delaware corporation;

UOGC, Inc., a Florida corporation;

Urban Outfitters West LLC, a California limited liability company;

Free People of PA LLC, a Pennsylvania limited liability company;

Freepeople.com LLC, a Delaware limited liability company;

U. O. Real Estate LLC, a Pennsylvania limited liability company;

URBN NL Holding, C.V., a Dutch limited partnership;

UO (Bermuda) Limited, Bermuda company limited by shares;

UO.com LLC, a Pennsylvania limited liability company; and

Anthropologie.com LLC, a Pennsylvania limited liability company.

Schedule 6.1 (a)

Jurisdictions of Organization and Qualification

Urban Outfitters, Inc.

Organization: Pennsylvania

Qualification: AL, AZ, CO, CT, DC, FL, GA, ID, IN, KS, LA, MD, MA, MI, MN, MO, NC, NE, NJ, NM, NV, NY, OH, OR, PA, RI, SC, TN, TX, UT, VT, VA, WA, WI

Urban Outfitters Wholesale, Inc.

Organization: Pennsylvania

Qualification: CA, NC, NY, PA, IL, SC

UO Fenwick, Inc.

Organization: Delaware

Qualification: PA

U.O.D. Secondary, Inc.

Organization: Delaware

Qualification: None

URBN UK Limited

Organization: United Kingdom

Qualification: None

Anthropologie, Inc.

Organization: Pennsylvania

Qualification: AL, AR, AZ, CO, CT, DC, FL, GA, ID, IN, LA, MA, MD, MI, MN, MO, MS, NC, NE, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI

Urban Outfitters Ireland Limited

Organization: Ireland

Qualification: None

UO Merchandise, Inc.

Organization: Pennsylvania

Qualification: PA, NY, NV, SC

UOGC, Inc.

Organization: Florida

Qualification: None

Urban Outfitters West LLC

Organization: California

Qualification: IL

Free People of PA LLC

Organization: Pennsylvania

Qualification: AZ, CO, CT, MA, NJ, NY, OR, PA, TN, TX, VA, WA

Freepeople.com LLC

Organization: Delaware

Qualification: PA, SC

UO Real Estate LLC

Organization: Pennsylvania

Qualification: None

URBN NL Holding C.V.

Organization: the Netherlands

Qualification: None

UO (Bermuda) Limited

Organization: Bermuda

Qualification: None

HK Sourcing Limited

Anthropologie.com LLC, as successor in interest to Anthropologie.com LP, Anthropologie Holdings LLC and Anthroplogie Direct, LLC

Organization: Pennsylvania

Qualification: CA, ID, IL, KS, MA, MI, MN, NE, NJ, NY, OR, PA, SC, TX, VT, WI

UO.com LLC, as successor in interest to Urban outfitters.com LP, UrbanOutfitters Holdings LLC and Urban Outfitters Direct, LLC

Organization: Pennsylvania

Qualification: CA, ID, IL, KS, MA, MI, MN, NE, NJ, NY, OR, PA, SC, TX, VT, WI

Schedule 6.1(b)

Subsidiaries and Capitalization

Corporation	Wholly Owned Corporation	Number of Shares	Par Value Per Share
Urban Outfitters, Inc.		80,945,342		$0.0001
Anthropologie, Inc.	Urban Outfitters, Inc.	100		$0.10
Urban Outfitters Wholesale, Inc.	Urban Outfitters, Inc.	1,000		$0.10
URBN UK Limited	UO Netherlands BV	7,974,623		£1.00
UO Merchandise, Inc.	Anthropologie, Inc.	10		$0.01
U.O.D. Secondary, Inc.	Urban Outfitters, Inc.	10		$0.10
UO Fenwick, Inc.	UO Merchandise, Inc.	1,000		$1.00
Urban Outfitters Canada, Inc.	U.O.D. Secondary, Inc.	1,000		$1.00
Urban Outfitters Ireland Limited	UO Netherlands BV	2		€.269738
UOGC, Inc.	Urban Outfitters, Inc.	1,000		$0.01
UO Third, Inc.	Anthropologie, Inc.	100		$1.00
UO Netherlands BV	UO Netherlands Holding BV	180		€100.00
Urban Outfitters Belgium BVBA	UO Netherlands BV	302		€185.50
Urban Outfitters I Sverige AB	Urban Outfitters Ireland Ltd.	1,000		100.00 kr
UO Netherlands Holding BV	URBN NL Holding C.V.	900		€100.00
Urban Outfitters UK Limited	URBN UK Limited	1		£1.00
Anthropologie UK Limited	URBN UK Limited	1		£1.00
HK Sourcing Limited	UO Bermuda Limited	100	HK$	1.00
J. Franklin Styer Nurseries, Inc.	Urban Outfitters, Inc.	15,000		no par value

Corporation	% Ownership	Number of Shares	Par Value per Share
UO Bermuda Limited	URBN NL Holding CV, 95% - Common Shares	9,500		$10.00
UO Bermuda Limited	URBN NL Holding CV, 100% - Preferred Shares	5,000		$10.00

Limited Liability Corporation	Member Corporation	Ownership %
UO.com LLC	Urban Outfitters, Inc.	100.00%
Anthropologie.com LLC	Urban Outfitters, Inc.	100.00%
Freepeople.com LLC	Urban Outfitters, Inc.	100.00%
Urban Outfitters West LLC	UO Merchandise, Inc.	100.00%
Free People of PA LLC	Urban Outfitters Wholesale, Inc.	100.00%
U.O. Real Estate LLC	U.O. Real Estate Holding II LLC	100.00%
U.O. Real Estate Holding I LLC	Urban Outfitters, Inc.	100.00%
U.O. Real Estate Holding II LLC	U.O. Real Estate Holding I LLC	100.00%
Leifsdottir.com LLC	Urban Outfitters, Inc.	100.00%
Leifsdottir LLC	Urban Outfitters, Inc.	100.00%
Terrain Merchandising LLC	Urban Outfitters, Inc.	100.00%
Terrain LLC	Urban Outfitters, Inc.	100.00%
Terrain East LLC	Urban Outfitters, Inc.	100.00%
Terrain Farm LLC	Urban Outfitters, Inc.	100.00%
BHLDN LLC	Urban Outfitters, Inc.	100.00%
BHLDN.com LLC	Urban Outfitters, Inc.	100.00%
Urban Outfitters Denmark LLC	Urban Outfitters UK Limited	100.00%
Urban Outfitters Germany GmbH	UO Netherlands BV	100.00%

Limited Partnership	Partners	Ownership %
URBN NL Holding C.V.	UO Fenwick, Inc.	10.00%
	U.O.D. Secondary, Inc.	90.00%

Schedule 6.1(i)

ERISA Plans

Plan	Plan Number
Urban Outfitters 401(k) Savings Plan (formerly Known as Urban Outfitters, Inc. Profit-Sharing Fund prior to July 1, 1999)	002
Urban Outfitters Employee Health Care Plan	501
Urban Outfitters Group Life and Accidental Death and Dismemberment Insurance Plan	502
Urban Outfitters Long-Term Disability Plan	503
Urban Outfitters Employee Dental Care Plan	504

SCHEDULE 6.1(L)

Material Contracts

None

SCHEDULE 6.1(M)

Labor and Collective Bargaining Agreements

None

SCHEDULE 6.1(T)

Debt and Guaranty Obligations

None

SCHEDULE 6.1(U)

Litigation

None

SCHEDULE 10.3

Existing Liens

None

SCHEDULE 10.4 (A)

Existing Loans, Advances and Investments

None

SCHEDULE 10.4(B)

Investment Policy and Guidelines

URBAN OUTFITTERS, INC.

AND SUBSIDIARIES

Investment Policy & Guidelines

Effective: September 19, 2002

Revised: December 14, 2010

Urban Outfitters, Inc.

Investment Policy & Guidelines

Table of Contents

1.	Purpose

2.	Investment Goals and Objectives

3.	Investment Authorization

4.	Eligible Investment Managers

5.	Eligible Investments

6.	Investment/Portfolio Restrictions

7.	Reporting

8.	Compliance and Investment Review

9.	Other

II.	Purpose

The purpose of this Investment Policy & Guidelines (this “Policy”) is to establish a framework for the investment of assets which represent excess working capital funds of Urban Outfitters, Inc. and its subsidiaries (“Urban Outfitters”). Specifically, this Policy shall:

1.	Identify investment objectives of Urban Outfitters

2.	Establish acceptable investment guidelines

3.	Specify investment authority and responsibility

4.	Outline overall fund management strategies and procedures for compliance and review.

The Urban Outfitters Board of Directors and designated officer(s) will oversee the aggregate investments under this Policy and will be responsible for:

•	monitoring the combined investments of Urban Outfitters

•	ensuring compliance with this Policy for all investments of Urban Outfitters

•	receiving recommendations for Policy updates

•	proposing recommended updates to the Policy

•	undertaking all communications with professional investment managers

Investments will be managed by professional investment managers or in professionally managed investment vehicles. Investment managers will have full discretion within the constraints of this Policy and any specific additional guidelines that may be imposed from time to time by the Board of Directors or designated Officer(s) of Urban Outfitters. The investment managers will be subject to periodic review by the Board of Directors of Urban Outfitters to ensure both compliance with this Policy and adherence to sound business judgment.

Investment Goals and Objectives

The goal of the Urban Outfitters investment strategy is to keep Urban Outfitters’ cash resources productively employed, in high credit quality instruments so as to preserve principal and capital balances. The overall investment strategy should ensure that the liquidity necessary to support Urban Outfitters’ short and long-term operating objectives and strategic goals is maintained.

The specific objectives of the investment strategy in order of priority are as follows:

1.	Preservation of principal/capital

2.	Maintenance of liquidity requirements

3.	Optimum after-tax return on investment

Investment Authorization

The following Urban Outfitters personnel individually are designated and each has the authority to initiate and direct investment transactions which conform to the parameters of this Policy:

Chief Financial Officer

Chief Accounting Officer

Controller

Additionally, the professional investment managers are granted full discretion to buy, sell, invest and reinvest a portion of the Urban Outfitters’ assets consistent with this Policy. The investment managers have been chosen in part because of their particular investment strategy and emphasis. The investment managers have advised Urban Outfitters that the following investment guidelines will not require the investment manager to deviate from that particular strategy and emphasis.

Eligible Investment Managers

Urban Outfitters will periodically evaluate its investment managers and will, as necessary from time to time, select investment managers from the list attached to this Policy as Appendix “A”.

Eligible Investments

Investments may be made only in the following instruments:

•	U.S. Treasury obligations

•	Government Sponsored Entity (GSE) securities which are fully guaranteed (implicitly) by the Federal Government

•	FDIC Temporary Liquidity Guarantee Program (TLGP) investments

•	Pre-Refunded tax-exempt municipal bonds

•	Pre-refunded escrow must be irrevocable by the bond issuer

•	Escrow trustee and must collateralize 100% of the purchase price of the bond

•	Money market funds with assets of greater than $1 Billion

•	Must provide for same day settlement

•	Must seek to maintain $1.00 Net Asset Value

•	Must be SEC registered

•	Tax-exempt municipal bonds rated A3/A- (or the equivalent) or better

•	Corporate Bonds rated A3/A- (or the equivalent) or better

Investment/Portfolio Restrictions

Investments will be made in U.S. dollars only. Assets may be invested in securities with a maximum maturity of three years.

No more than $400 million may be held for investment with any one professional investment manager.

With the exception of US Treasury and GSE securities, at time of purchase, no one issuer will represent more than 2% of the total professional investment manager’s account or $8 million individually, and no more than 10% of total issue size outstanding, excluding consideration for U.S. GSE obligations, money market funds and overnight securities. In order to meet short-term cash requirements, a portion of the funds managed in each investment manager’s portfolio, as directed by Urban Outfitters from time to time, must be maintained in instruments that provide liquidity on a daily basis.

•	Each investment manager’s portfolio shall exclude structured note activity and any derivative, with the exception of puts purchased for hedging purposes

•	For other than money market funds which are eligible investments, the Companies may not invest in mutual funds or closed-end funds unless approved by the Board of Directors

•	Urban Outfitters will not borrow funds for investment purposes or engage in short sales. The investment manager does not have authority to borrow on behalf of Urban Outfitters

•

Urban Outfitters may, from time to time, enter into certain financing arrangements which require additional restrictions on the investment of its cash resources. It is understood that any such restrictions would supersede this Policy for the duration of their applicability

•	Non-rated securities are not permissible

•	Should a bond have split ratings by Standard & Poor’s and Moody’s, the lower of the two ratings will apply

Reporting

All investment managers engaged by Urban Outfitters will be required to provide, at least monthly, comprehensive reporting of all assets and their respective activity during that time period. Reporting provisions should be comparable to that of any one of the eligible investment managers listed in Appendix A of this Policy and must also provide sufficient data to comply with disclosure surrounding Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and SFAS No. 157, “Fair Value Measurements.”

Reporting packages shall be transmitted to an Urban Outfitters named representative (as determined by the Controller of Urban Outfitters) no later than business day two (2) of the month subsequent to the reporting period.

Compliance and Investment Review

The Board of Directors of Urban Outfitters will meet as needed to review Urban Outfitters’ aggregate investment performance and compliance with this Policy. If necessary, the Board of Directors will meet with each professional investment manager as needed.

All investment managers retained by Urban Outfitters will certify quarterly, in writing, to Urban Outfitters that the operation of its account has been in compliance with this Policy and all specific guidelines set forth herein. (Certification attached to the Policy as Appendix B) In the event a manager is out of compliance, at any time, through inadvertence or otherwise, the manager will promptly notify Urban Outfitters in writing and take remedial action. Any trade or transaction which is not in compliance with this Policy at time of purchase must be reversed by the manager. The investment manager will be responsible to return to Urban Outfitters all funds invested in the particular trade or transaction plus, if applicable, all interest or monies earned.

After transactions have been placed, all investment managers will notify Urban Outfitters immediately of any downgrades in rating not in compliance with this Policy and will seek direction from Urban Outfitters authorized officer(s) regarding action to be taken.

Other

This Policy will be reviewed periodically by the Urban Outfitters Boards of Directors and revised or confirmed as appropriate.

By initial and continuing acceptance of this Policy and all related specific guidelines, each manager concurs with the provisions contained herein. Each manager is encouraged to recommend changes to this Policy and specific guidelines which may improve performance of the portfolio or make adjustments based on market trends and/or market risk as appropriate. If at any time a manager believes its objectives cannot be met due to the provisions of this Policy and specific guidelines or for any other reason, the Board of Directors of Urban Outfitters must be notified in writing.

The investment managers, custodians and/or other related service providers will, on at least an annual basis, provide Urban Outfitters with written certification that:

•	its current systems and related processes produce accurate financial information and data;

•	its current systems have been tested by an outside third party and have received an unqualified opinion as to the integrity of data;

•	the investment managers have a disaster recovery system in place which is functioning properly so as to protect Urban Outfitters Inc. assets and related data;

•	a SAS 70 Report with an unqualified opinion has been issued related to the systems and processes mentioned above.

In addition, investment managers will maintain appropriate insurance coverages to protect Urban Outfitters’ assets and will provide, as required, certificates of insurance which name Urban Outfitters Inc. and its subsidiaries as an additional insured and detail the amounts of these insurance coverages currently in place.

Urban Representative Signature and Date:

Investment Manager Signature and Date

APPENDIX B—Quarterly Compliance Statement

To: Urban Outfitters Inc.

Date (Input Current Date)

We (Input your Investment Firm Name), certify that during the fiscal quarter of (Input Period Covered), we have been in compliance with the Urban Outfitters Inc. Investment Policy. (If there were exceptions during the quarter please list each exception and the time Urban Outfitters was notified of such exceptions.

        (Input Managers Signature)

(Input Printed Managers Name)

(Input Printed Firm Name)

EXHIBIT I

FORM OF

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 4 to Amended and Restated Credit Agreement (the “Amendment”); (ii) consents to Borrowers’ execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth in the Amendment; and (v) reaffirms that such Loan Documents shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each of the undersigned understands that Administrative Agent and the Lenders have no obligation to inform such undersigned of such matters in the future or to seek the undersigned’s acknowledgement or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty. Capitalized terms have the meanings assigned to them in the Amendment.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Consent and Reaffirmation on and as of the date of the Amendment.

ANTHROPOLOGIE, INC., as a Guarantor

By:

Name:
Title:

URBAN OUTFITTERS WHOLESALE, INC., as a Guarantor

By:

Name:
Title:

URBAN OUTFITTERS WEST LLC, as a Guarantor

By:

Name:
Title:

FREE PEOPLE OF PA LLC, as a Guarantor

By:

Name:
Title:

FREEPEOPLE.COM, LLC, as a Guarantor

By:

Name:
Title:

UO.COM LLC, as a Guarantor

By:

Name:
Title:

ANTHROPOLOGIE.COM LLC, as a Guarantor

By:

Name:
Title:

UO REAL ESTATE LLC, as a Guarantor

By:

Name:
Title:

URBN NL HOLDING, C.V., as a Guarantor

By:

Name:
Title:

U.O.D. SECONDARY, INC., as a Guarantor

By:

Name:
Title:

UO (BERMUDA) LIMITED, as a Guarantor

By:

Name:
Title:

II-2

UOCG, INC., as a Guarantor

By:

Name:
Title:

II-3

EXHIBIT II

FORM OF

FINANCIAL CONDITION

AND OFFICER COMPLIANCE CERTIFICATE

The undersigned, on behalf of URBAN OUTFITTERS, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“Urban”), and each Subsidiary of Urban set forth on Schedule I to the Credit Agreement (defined below) (Urban, together with each Subsidiary, collectively, the “Borrowers,” and each a “Borrower”), and not in any individual or personal capacity, hereby certifies to the Administrative Agent and the Lenders (as defined below), as follows:

1. This Financial Condition and Officer Compliance Certificate (this “Certificate”) is delivered to you pursuant to Section 4(i) of that certain Amendment No. 4 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Fourth Amendment”), by and among the Borrowers, the Lenders referred to therein and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Amended and Restated Credit Agreement, dated September 23, 2004, by and among the Borrowers, the Lenders referred to therein, and the Administrative Agent, as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 18, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Extension of Amended and Restated Credit Agreement, dated as of November 27, 2007, (iv) that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated December 10, 2007; and (v) that certain Amendment No. 3, Consent and Waiver to Amended and Restated Credit Agreement dated as of September 21, 2009 (as so amended and as may be further amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement.

2. I have reviewed the financial statements, dated as of              and for the year ended             , of Urban and its Consolidated Subsidiaries, and such statements fairly present in all material respects (a) the financial condition of Urban and its Consolidated Subsidiaries as of the dates indicated, and (b) the results of their operations and cash flows for the period indicated.

3. I have reviewed the terms of the Credit Agreement, and the other Loan Documents, and I have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Urban and its Consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2, above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate.

4. Urban and its Consolidated Subsidiaries are in compliance with (a) the financial covenants contained in Article IX of the Credit Agreement, as shown on Schedule I attached hereto, and (b) the restrictions contained in the Credit Agreement and the other Loan Documents.

[Signature Page Follow]

III-1

IN WITNESS WHEREOF, the undersigned have executed this Financial Condition and Officer Compliance Certificate the day and year first above written.

[CORPORATE SEAL]	URBAN OUTFITTERS, INC., for itself as a Borrower and for each other Borrower

By:
Name:
Title:

[Signature Page to Financial Condition and Officer Compliance Certificate]

SCHEDULE I

Financial Covenant Calculations